UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2019

VENUS CONCEPT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

235 Yorkland Blvd, Suite 900

Toronto, Ontario M2J 4Y8

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code (800) 848-8430

Restoration Robotic, Inc.

128 Baytech Drive

San Jose, California 95134

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VERO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 3, 2019, Venus Concept Inc., a Delaware corporation, (formerly known as Restoration Robotics, Inc.) (the “Company”) and Venus Concept Ltd., a company organized under the laws of Israel (“Venus”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors named therein (collectively, the “Investors”) pursuant to which the Company agreed to issue and sell to the Investors in a private placement an aggregate of approximately 112 million shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and warrants to purchase up to an aggregate of approximately 56 million shares (the “Warrant Shares”) of the Company’s common stock at an exercise price of $6.00 per share (the “2019 Warrants” and, together with the Shares and the Warrant Shares, the “Securities”) immediately following the closing of the Merger (as defined below) (the “Concurrent Financing”). The aggregate purchase price for the Securities sold in the Concurrent Financing was approximately $28 million.

The Purchase Agreement includes representations, warranties, and covenants customary for a transaction of this type. In addition, the Company agreed to indemnify the Investors from liabilities relating to the Company’s breach of any of the representations, warranties and covenants in the Purchase Agreement. The Securities were sold pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder.

Pursuant to the terms of the Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors pursuant to which the Company is required, among other things, to file a registration statement with respect to the Shares and Warrant Shares held by such Investors with the U.S. Securities and Exchange Commission (the “SEC”) within 90 days following the closing of the Concurrent Financing. The Registration Rights Agreement contains customary terms and conditions for a transaction of this type.

The foregoing description of the Purchase Agreement and the Registration Rights Amendment and the 2019 Warrants is not complete and is subject to and qualified in their entirety by reference to the Purchase Agreement, the Registration Rights Agreement and the 2019 Warrants, respectively, copies of which are attached as Exhibits 10.1, 10.2 and 4.1 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Madryn Credit Agreement Guaranty

On October 11, 2016, Venus and its subsidiaries, Venus Concept USA, Inc. and Venus Concept Canada Corp. (collectively, the “Loan Parties”), entered into a loan agreement with Madryn Health Partners, LP, as administrative agent (the “Administrative Agent”) and certain of its affiliates, as lenders (collectively, “Madryn”), which was amended on August 14, 2018 (as amended, the “Madryn Credit Agreement”). The Madryn Credit Agreement originally was comprised of three committed tranches and one uncommitted tranche of debt totaling $70.0 million. The term A-1 commitment is $35.0 million, the term A-2 commitment is $15.0 million and the term B commitment is $10.0 million and the uncommitted term C was $10.0 million which expired on September 30, 2019. As of September 30, 2019, Venus had $60.0 million aggregate principal amount outstanding under the Madryn Credit Agreement. The borrowings under the Madryn Credit Agreement bear interest of 9.0%, payable quarterly. The borrowings under the Madryn Credit Agreement are collateralized by substantially all the assets of Venus and certain of its subsidiaries and are subject to certain revenue and liquidity covenants. The aggregate outstanding principal amount of the loans under the Madryn Credit Agreement, together with any accrued and unpaid interest thereon and all other amounts due and owing under the loan agreement will become due and payable in full on December 31, 2022.

In connection with the Merger, the Company, as the direct or indirect parent of the Loan Parties, entered into an amendment to the Madryn Credit Agreement, dated as of November 7, 2019 (the “Amendment”), pursuant to which the Company was joined as a (i) guarantor to the Madryn Credit Agreement and (ii) grantor to that certain Security Agreement, dated October 11, 2016 (as amended, restated, supplemented or otherwise modified from time to time), by and among the grantors from time to time party thereto and the Administrative Agent (the “U.S. Security Agreement”).

As a guarantor under the Madryn Credit Agreement, the Company is jointly and severally liable for the Obligations (as defined in the Madryn Credit Agreement) thereunder and to secure its obligations thereunder, the Company has granted the Administrative Agent a lien on all of its assets pursuant to the terms of the U.S. Security Agreement. In the event of default under the Madryn Credit Agreement, Madryn may accelerate the Obligations and foreclose on the collateral granted by the Company under the U.S. Security Agreement to satisfy the Obligations.

The foregoing description of the Madryn Credit Agreement, the U.S. Security Agreement, all amendments to the Madryn Credit Agreement, the Amendment and the Madryn Warrants contained herein does not purport to be complete and is qualified in its entirety by reference to the Madryn Credit Agreement, the Amendment, the U.S. Security Agreement and the Joinder Agreement, which are attached hereto as Exhibits 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12, 10.13, 10.14 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Registration Rights Agreement

As previously disclosed on the Company’s Form 8-K filed with the SEC on June 28, 2019, the Company entered into a Note Purchase Agreement on June 25, 2019 with Venus and certain investors named therein (the “Note Investors”). In connection with the completion of the Merger, the Company and the Note Investors entered into a registration rights agreement (the “Note Registration Rights Agreement”) which contains customary terms and conditions for a transaction of this type.

The foregoing description of the Note Registration Rights Amendment is not complete and is subject to and qualified in their entirety by reference to the Note Registration Rights Agreement, a copy of which are attached as Exhibits 10.15 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On November 7, 2019, the Company paid off and terminated its obligations under its Loan and Security Agreement entered into as of May 10, 2018, as amended (the “Loan Agreement”), with Solar Capital Ltd. (“Solar”) and certain other lenders (together, the “Lenders”) under the Loan Agreement. The payoff to Solar and the Lenders pursuant to the Loan Agreement consisted of cash and warrants to purchase up to 50,000 shares of Common Stock, post Reverse Stock Split, at an exercise price of $6.00 per share (the “Solar Warrants”).

The foregoing description of the Solar Warrants issued to Solar and the Lenders contained herein does not purport to be complete and is qualified in its entirety by reference to the form of Solar Warrant, which is attached hereto as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Company (formerly named Restoration Robotics, Inc.), completed its business combination with Venus, in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of March 15, 2019, as amended from time to time (the “Merger Agreement”), by and among the Company, Venus and Radiant Merger Sub Ltd., a company organized under the laws of Israel and a direct, wholly-owned subsidiary of the Company (“Merger Sub”). Under the Merger Agreement, Merger Sub merged with and into Venus, with Venus surviving as a wholly owned subsidiary of the Company (the “Merger”). The Merger became effective on November 7, 2019.

At the effective time of the Merger, each outstanding ordinary and preferred share of Venus, nominal value of New Israeli Shekels 0.001 each (a “Venus Share”), other than shares held by Venus as treasury stock or held by the Company or Merger Sub, were converted into the right to receive 8.6506 (the “Exchange Ratio”) validly issued, fully paid and non-assessable shares of Common Stock (a “Company Share”), and (ii) each outstanding Venus stock option and warrant was assumed by the Company and converted into and become an option or warrant (as applicable) exercisable for Company Shares with the number and exercise price adjusted by the Exchange Ratio. An aggregate of approximately 212.5 million shares of Common Stock was issued to the Venus shareholders in the Merger on a pre split basis, which does not include approximately 49.6 million shares underlying outstanding options and warrants. Immediately after the effective time of the Merger, and after giving effect to the conversion of all Venus convertible notes and Restoration Robotics convertible notes and the issuance of Common Stock and Warrants in the Concurrent Financing, there were approximately 29.7 million shares of Common Stock outstanding.

Immediately following the effective time of the Merger, the Company effected a 15-for-1 reverse stock split of the common stock (the “Reverse Stock Split”) and the Company changed its corporate name from “Restoration Robotics, Inc.” to “Venus Concept Inc.” (the “Name Change”), and the business conducted by Venus became the primary business conducted by the Company. Venus is an innovative global medical technology company that develops, commercializes and delivers minimally invasive and non-invasive medical aesthetic technologies and related practice enhancement services.

The Merger, the Reverse Stock Split and the Name Change were approved by the Company’s stockholders at an annual meeting of its stockholders held on October 4, 2019 (the “Annual Meeting”).

The issuance of the shares of Common Stock to the former shareholders of Venus was registered with the SEC on a registration statement on Form S-4 (Reg. No. 333-232000), which was declared effective on September 10, 2019 (the “Registration Statement”). The Merger and additional related proposals were submitted to a vote of the Company’s stockholders pursuant to a proxy statement/prospectus statement dated September 10, 2019 (the “Proxy Statement/Prospectus Statement”).

The shares of Common Stock listed on the Nasdaq Global Market traded through the close of business on November 7, 2019 under the ticker symbol “HAIR” and commenced trading on the Nasdaq Global Market under the ticker symbol “VERO” on a post-Reverse Stock Split basis on November 8, 2019. The common stock has a new CUSIP number, which is 92332W 105.

The foregoing description of the Merger and Merger Agreement is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 15, 2019 and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition

On November 7, 2019, the Company announced preliminary revenue for Venus’ quarter ended September 30, 2019. Venus’ preliminary revenue for the quarter ended September 30, 2019 is expected in the range of $25.8 million to $26.2 million, up 1% to 2%, as compared to $25.6 million in the third quarter of 2018.

For the nine months ended September 30, 2019, Venus’ preliminary revenue is expected in the range of $78.2 million to $78.6 million, up 6% compared to $74.0 million in the first nine months of 2018.

On November 7, 2019, the Company also announced preliminary revenue for Restoration Robotics quarter ended September 30, 2019. Restoration Robotics’ preliminary revenue for the quarter ended September 30, 2019 is expected in the range of $2.9 million to $3.3 million, down 31% to 40%, as compared to $4.8 million in the third quarter of 2018.

For the nine months ended September 30, 2019, Restoration Robotics’ preliminary revenue is expected in the range of $11.2 million to $11.6 million, down 24% to 27% compared to $15.3 million in the first nine months of 2018.

Venus is a private company and its shares were not publicly traded prior to the merger. Venus. has not historically reported quarterly financial results. The financial information provided for Venus and Restoration Robotics third quarter results is preliminary and subject to change and actual reported results could differ from the results set forth herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 under the heading Securities Purchase Agreement of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01. Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01. The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Resignation of Directors

In accordance with the Merger Agreement, immediately prior to the effective time of the Merger, each of Jeffrey Bird, Greg Kilman, Shelly Thunen, Keith Sullivan, Craig Taylor and Ryan Rhodes resigned from the Company’s board of directors and any respective committees of the Company’s board of directors on which they served. The resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

(b) Resignation of Executive Officers

In accordance with the Merger Agreement, and, immediately prior to the effective time of the Merger, each of Ryan Rhodes, the Company’s President and Chief Executive Officer, Mark Hair, the Company’s Chief Financial Officer, and Gregory Anderson, the Company’s Vice President of Market Development, resigned as an officer of the Company.

(c) Appointment of New Executive Officers

The board of directors of the Company appointed, effective as of the effective time of the Merger, Domenic Serafino, as the Company’s Chief Executive Officer, Domenic Della Penna, as the Company’s Chief Financial Officer, and Søren Maor Sinay, as the Company’s Chief Operating Officer. There are no family relationships among any of the Company’s newly appointed directors and executive officers.

Domenic Serafino

Domenic Serafino, 59, has served as Venus’ Chief Executive Officer since June 2010 and as Chairman of its board of directors since May 2014. Before joining Venus, Mr. Serafino served as President of Syneron Medical Ltd. from 2001 to 2007, during which time Syneron completed its initial public offering in the United States. Prior to Syneron, from 1995 to 2001, he served as a partner and President and Chief Operating Officer of Sigmacon Group. Mr. Serafino also serves on the board of directors of Klox Technologies Inc. since October 2019, Titan Medical Inc. (NASDAQ:TMDI) since September 2018, FB Dermatology since October 2018 and Scientus Pharma Inc. since October 2013. Mr. Serafino is also a member of the board of directors of Venus’ subsidiaries in Australia, Singapore, Hong Kong, Israel, Shanghai, where he is the chairman of the board, United Kingdom, Argentina, Mexico, where he is also the President, South Africa, Canada, Italy, Japan, the United States and South Korea. He is also the Chief Executive Officer and President of Venus’ subsidiary in France, the Legal Representative of the subsidiary of Shanghai, the Chairman and Chief Executive Officer of the subsidiary in Canada, the President and the Representative Director of the subsidiary in South Korea. Mr. Serafino earned a degree in Business Administration from Centennial College.

Mr. Serafino is also the Chief Executive Officer of Venus, the Company’s wholly-owned subsidiary. In connection with his employment, Mr. Serafino executed an employment agreement with Venus, effective November 1, 2010, which has been subsequently replaced by an employment agreement, effective January 1, 2016.

The terms of his current employment agreement provide for an annual base salary of $500,000. Mr. Serafino’s employment agreement provides for an undefined term. Pursuant to Mr. Serafino’s employment agreement, he is eligible to receive a discretionary annual bonus with a target of 75% of his annual base salary, based upon achievement of annual performance targets. Mr. Serafino is also eligible to receive other customary benefits as are set forth under the caption “Named Executive Officer Compensation—Summary Compensation Table” in the Registration Statement and is incorporated herein by reference.

Mr. Serafino’s employment agreement includes a non-competition and non-solicitation clause, which continue for twelve months in the case of termination by Venus without “cause” or resignation, in either case, not during a Change in Control Period (the period beginning three months prior to and ending twelve months following a Change in Control) and for 24 months in the case of termination during a Change in Control Period or a termination for “cause.” Pursuant to Mr. Serafino’s employment agreement, upon termination of employment by Venus for “cause,” Mr. Serafino will not be eligible to receive any payments from Venus.

Under Mr. Serafino’s employment agreement, in the event his employment with Venus is terminated by it for any reason other than “cause” or if Mr. Serafino resigns for “good reason,” in either case outside of a Change in Control Period, Mr. Serafino will receive the following: (i) a lump sum payment of twelve months of his then base salary; (ii) a one time annual performance bonus assuming achievement of applicable performance goals at target, as in effect as of Mr. Serafino’s termination date; and (iii) continued participation in Venus group benefits plans, commencing on the termination date through the earlier of (a) the last day of the twelfth calendar month following the date of termination, and (b) the date Mr. Serafino becomes eligible for similar coverage under another employer’s plan.

Under Mr. Serafino’s employment agreement, in the event his employment is terminated by Venus for any reason other than “cause” or if Mr. Serafino resigns for “good reason” during a Change in Control Period, Mr. Serafino will receive the following: (i) a lump sum payment of two times twelve months of his then base salary; (ii) one and one-half times his annual performance bonus assuming achievement of the applicable performance goals at target, as in effect as of Mr. Serafino’s termination date; (iii) continued participation in Venus group benefits plans, commencing on the termination date through to the earlier of (a) the last day of the twelfth calendar month following the date of termination and (b) the date Mr. Serafino becomes eligible for similar coverage under another employer’s plan; and (iv) Mr. Serafino’s outstanding equity award, including and without limitation, each stock option and restricted stock award held by Mr. Serafino will automatically vest and if applicable become exercisable and any forfeiture or rights of repurchase thereon shall immediately lapse with respect to all of the then-unvested shares.

For purposes of Mr. Serafino’s employment agreement, “Change in Control” means the occurrence in a single transaction or a series of transactions of any one or more of the following events: (i) transaction or series of transactions whereby any “person” or related “group” of “persons” directly or indirectly acquires beneficial ownership of securities of Venus possessing more than fifty percent of the total combined voting power after such acquisition; (ii) the consummation by Venus of a merger, consolidation, reorganization or business combination or sales or other disposition of all or substantially all Venus assets in a single transaction or a series of related transactions, other than a transaction which results in Venus’ voting securities outstanding immediately before the transaction continuing to represent directly or indirectly, at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction, and after which no person or group beneficially owns voting securities representing fifty percent or more of the combined voting power of the successor entity, unless solely as a result of the voting power held in Venus prior to the consummation of the transaction.

For purposes of Mr. Serafino’s employment agreement, “good reason” means Mr. Serafino’s right to resign from employment with Venus after providing written notice to Venus sixty days after one or more of the following occurs without his consent, if such event remains uncured for thirty days after notice: (i) material reduction in his authority, duties and responsibilities as Chief Executive Officer; (ii) a material reduction in his base salary; or (iii) the failure of any entity that acquires all or substantially all assets in a Change in Control to assume Venus’ obligation under his employment agreement.

For purposes of Mr. Serafino’s employment agreement “cause” means: (i) theft or falsification of any employment or Venus records committed by him that is not trivial in nature; (ii) malicious or willful, reckless disclosure by him of Venus’ confidential or proprietary information; (iii) commission by him of any immoral or illegal act or any gross or willful misconduct, where a majority of the non-employee members of Venus’ board of directors reasonably determines that such act or misconduct has (A) seriously undermined the ability of Venus’ board of directors to entrust him with important matters or otherwise work effectively with him, (B) contributed to Venus’ loss of significant revenues or business opportunities, and/or (C) significantly and detrimentally affected the business or reputation of Venus or any of its subsidiaries; and/or (iv) the willful failure or refusal by Mr. Serafino to follow the reasonable and lawful directives of Venus’ board of directors, provided such failure or refusal continues after his receipt of reasonable notice in writing of such failure or refusal and an opportunity of not less than thirty days to correct the problem. Anything herein to the contrary notwithstanding, no act, or failure to act, on his part shall be considered “willful” unless it is done, or omitted to be done, by him without a good faith belief that his action or omission was in, or not opposed to, the best interests of Venus.

The description of Mr. Serafino’s employment agreement is not complete and is subject to and qualified in its entirety by reference to his employment agreement, a copy of which is attached as Exhibit 10.16 hereto and is incorporated herein by reference.

Domenic Della Penna

Domenic Della Penna, 58, has served as Venus’ Chief Financial Officer since September 2017. Prior to joining Venus, Mr. Della Penna served as Chief Financial Officer of Intellipharmaceutics International Inc. (NASDAQ:IPCI; and TSX:IPCI) from November 2014 to September 2017 and as Chief Financial Officer of Teva Canada Ltd., a subsidiary of Teva Pharmaceuticals Industries Ltd (NYSE:TEVA), from December 2010 to September 2014. Mr. Della Penna is a C.A., CPA and holds a BBA and MBA from the Schulich School of Business at York University (Toronto).

Mr. Della Penna is also the Chief Financial Officer of Venus, the Company’s wholly-owned subsidiary. In connection with such employment, Mr. Della Penna executed an employment agreement with Venus, effective September 5, 2017.

The terms of his current employment agreement provide for an initial annual base salary of $350,000 Canadian dollars, which was increased to $390,000 Canadian dollars, effective April 1, 2019. Mr. Della Penna’s employment agreement provides for an undefined term. Pursuant to Mr. Della Penna’s employment agreement, he is eligible to receive a discretionary annual bonus with a target of 50% of his annual base salary, based upon achievement of annual performance targets. Mr. Della Penna is also eligible to receive other customary benefits as are set forth under the caption “Named Executive Officer Compensation—Summary Compensation Table” in the Registration Statement and is incorporated herein by reference. As part of his agreement, Mr. Della Penna received 200,000 stock options of Venus at a strike price of $4.00, with 50,000 vesting on the twelfth month anniversary from start date and the balance of 150,000 vesting monthly during the following three years. Mr. Della Penna’s employment agreement includes a non-competition and non-solicitation clause, which continue for six months in the case of termination by Venus without “cause” or resignation, in either case, not during a Change in Control Period (the period beginning three months prior to and ending twelve months following a Change in Control) and nine months in the case of termination during a Change in Control Period or a termination for Cause. Mr. Della Penna also has a Confidentiality, Non-competition, Non-solicitation and Proprietary Rights Agreement, which includes a non-competition clause that continues for six months following termination and a non-solicitation clause that continues for twelve months following termination. Pursuant to Mr. Della Penna’s agreement, upon termination of employment by Venus for Cause, Mr. Della Penna will not be eligible to receive any payments from Venus.

Under Mr. Della Penna’s employment agreement, in the event his employment with Venus is terminated by it for any reason other than “cause” or if Mr. Della Penna resigns for “good reason,” in either case outside of a Change in Control Period, Mr. Della Penna will receive the following: (i) a lump sum payment of twelve months of his then base salary; (ii) a prorated annual performance bonus assuming achievement of applicable performance goals at target, as in effect as of his termination date; and (iii) continued participation in Venus group benefits plans, commencing on the termination date through to the earlier of (a) the last day of the third calendar month following the date of termination; and (b) the date he becomes eligible for similar coverage under another employer’s plan.

Under Mr. Della Penna’s employment agreement, in the event his employment is terminated by Venus for any reason other than “cause” or if Mr. Della Penna resigns for “good reason” during a Change in Control Period, Mr. Della Penna will receive the following: (i) a lump sum payment of twelve months of his then base salary; (ii) continued participation in Venus group benefits plans, commencing on the termination date through to the earlier of (a) the last day of the ninth calendar month following the date of termination and (b) the date Mr. Della Penna becomes eligible for similar coverage under another employer’s plan; and (iii) his outstanding equity award, including and without limitation, each stock option and restricted stock award held by him shall automatically vest and if applicable become exercisable and any forfeiture or rights of repurchase thereon shall immediately lapse with respect to all of the then-unvested shares.

For purposes of Mr. Della Penna’s employment agreement, “Change in Control” means the occurrence in a single transaction or a series of transactions any one or more of the following events: (i) transaction or series of transactions whereby any “person” or related “group” of “persons” directly or indirectly acquires beneficial ownership of securities of Venus possessing more than fifty percent of the total combined voting power after such acquisition; (ii) the consummation by Venus of a merger, consolidation, reorganization or business combination or sales or other disposition of all or substantially all Venus assets in a single transaction or a series of related transactions, other than a transaction which results in Venus’ voting securities outstanding immediately before the transaction continuing to represent directly or indirectly, at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction, and after which no person or group beneficially owns voting securities representing fifty percent or more of the combined voting power of the successor entity, unless solely as a result of the voting power held in Venus prior to the consummation of the transaction.

For purposes of Mr. Della Penna’s employment agreement, “good reason” means Mr. Della Penna’s right to resign from employment with Venus after providing written notice to Venus sixty days after one or more of the following occurs without his consent, if such event remains uncured for thirty days after notice: (i) material reduction in his authority, duties and responsibilities as Chief Financial Officer; (ii) a material reduction in his base salary; or (iii) the failure of any entity that acquires all or substantially all assets in a Change in Control to assume Venus’ obligation under his employment agreement.

For purposes of Mr. Della Penna’s employment agreement “cause” means: (i) theft or falsification of any employment or Venus records committed by Mr. Della Penna that is not trivial in nature; (ii) malicious or willful, reckless disclosure by him of Venus’ confidential or proprietary information; (iii) commission by him of any immoral or illegal act or any gross or willful misconduct, where a majority of the non-employee members of Venus’ board of directors reasonably determines that such act or misconduct has (A) seriously undermined the ability of Venus’ board of directors to entrust him with important matters or otherwise work effectively with him, (B) contributed to Venus’ loss of significant revenues or business opportunities, and/or (C) significantly and detrimentally affected the business or reputation of Venus or any of its subsidiaries; and/or (iv) the willful failure or refusal by him to follow the reasonable and lawful directives of Venus’ board of directors, provided such failure or refusal continues after his receipt of reasonable notice in writing of such failure or refusal and an opportunity of not less than thirty days to correct the problem. Anything herein to the contrary notwithstanding, no act, or failure to act, on his part shall be considered “willful” unless it is done, or omitted to be done, by him without a good faith belief that his action or omission was in, or not opposed to, the best interests of Venus.

The description of Mr. Della Penna’s employment agreement is not complete and is subject to and qualified in its entirety by reference to his employment agreement, a copy of which is attached as Exhibit 10.17 hereto and is incorporated herein by reference.

Søren Maor Sinay

Søren Maor Sinay, 48, has served as Venus’ Chief Operating Officer since September 2017. Prior to becoming Chief Operating Officer, Mr. Sinay served as Venus’ regional company president in Asia Pacific from April 2016 to August 2017 and its regional company vice president in Asia Pacific from February 2015 and March 2016. Prior to joining Venus, Mr. Sinay was the Operations Manager at Technicalbiomed Co., Ltd., a medical device distributor, from January 2013 to January 2015. In addition to his position at Venus, Mr. Sinay is a director at Venus’ subsidiaries in Australia, Hong Kong, Israel, Shanghai, United Kingdom, India, South Africa, Japan and South Korea. He is also the Chief Executive Officer of Venus subsidiaries in Singapore and Germany, the sole administrator or the subsidiary in Spain and the Representative Director of the subsidiary in Japan. Mr. Sinay is also the Chief Operating Officer of Venus, the Company’s wholly-owned subsidiary. Mr. Sinay earned an M.B.A. from the Coller School of Management and a Bachelors in Economics and Accounting in Tel Aviv University.

Mr. Sinay and Venus’ subsidiaries have entered into the following transactions:

Services Agreement

In 2016, Ipsum Management (S) Pte. Ltd. (“Ipsum”) began providing marketing and sales support services in Venus’ subsidiary in Singapore. Mr. Sinay is the sole shareholder of Ipsum. For the years ended December 31, 2018, 2017 and 2016, the fees charged by Ipsum were approximately $44,000, $173,000, and $130,000 (unaudited), respectively. For the six months ended June 30, 2019 and 2018, the fees charged by Ipsum were approximately $0 and $26,000, respectively.

Non-Interest Demand Loan to PT Neoasia Medical

On July 1, 2016, Mr. Sinay transferred 100% of his shares in Inphronics Limited to Venus Concept USA Inc., making it an indirect wholly owned subsidiary of Venus. At such time, an unsecured non-interest-bearing working capital loan to PT Neoasia Medical, a subsidiary of Inphronics Limited, was outstanding. As of June 30, 2019 and December 31, 2018, the outstanding amount of the loan was iDR 6.9 billion, which is equivalent to approximately $489,000 and $477,000, respectively ($510,000 in 2017).

Distribution Agreements

On January 1, 2018, Venus entered into a distribution agreement with Technicalbiomed Co., Ltd. (“TBC”) pursuant to which TBC distributes Venus’ products in Thailand. Mr. Sinay is a 30% shareholder of TBC. For the six months ended June 30, 2019 and years ended December 31, 2018, 2017 and 2016, TBC purchased products in the amount of $145,000, $330,000, $270,000 and $240,000 (unaudited), respectively, under this distribution agreement.

As indicated above, Mr. Sinay is also the Chief Operating Officer of Venus, the Company’s wholly-owned subsidiary. In connection with such employment, Mr. Sinay executed an employment agreement with Venus, effective September 1, 2017, which has been subsequently replaced by an employment agreement, effective August 6, 2019.

Mr. Sinay’s current employment agreement provides for Mr. Sinay’s employment by Venus Concept UK, Ltd. as Chief Operating Officer of Venus, with an annual base salary of 240,000 British pounds and which includes and provides customary executive level benefits, participation in equity incentive plans and a car allowance. Mr. Sinay is eligible to receive a discretionary annual bonus with a target of 45% of his annual base salary, based upon achievement of annual performance targets. Mr. Sinay is also eligible to receive other customary benefits as are set forth under the caption “Named Executive Officer Compensation—Summary Compensation Table” in the Registration Statement and is incorporated herein by reference. The 2019 employment agreement includes non-competition and non-solicitation clauses, which continue for six months, for the purposes of the non-competition provisions, and twelve months, for the purposes of the non-solicitation provisions. Pursuant to the 2019 employment agreement, upon termination of employment by Venus for Cause or Gross Misconduct, he will not be eligible for any payments.

Under Mr. Sinay’s 2019 employment agreement, in the event his employment with Venus is terminated by it for any reason other than “cause” outside of a Change in Control Period, Mr. Sinay will receive the following: (i) a lump sum payment of twelve months of his then base salary; (ii) annual bonus assuming pro rata achievement of performance goals at their target level; and (iii) continued participation in Venus benefits plans, commencing on the termination date through to the earlier of (a) the last day of the third calendar month following the date of termination, and (b) the date he becomes eligible for similar coverage under another employer’s plan.

Under Mr. Sinay’s 2019 employment agreement, in the event his employment is terminated by Venus for any reason other than “cause” or if Mr. Sinay resigns for “good reason” during a Change in Control Period, Mr. Sinay will receive the following: (i) a lump sum payment of twelve months of his then base salary; (ii) continued participation in Venus benefits plans, commencing on the termination date through to the earlier of (a) the last day of the ninth calendar month following the date of termination and (b) the date Mr. Sinay becomes eligible for similar coverage under another employer’s plan; and (iii) his outstanding equity award, including and without limitation, each stock option and restricted stock award held by him shall automatically vest and if applicable become exercisable and any forfeiture or rights of repurchase thereon shall immediately lapse with respect to all of the then-unvested shares.

Under Mr. Sinay’s 2019 employment agreement, Mr. Sinay’s employment may be terminated by Venus or him on one weeks’ notice at any time during the first two years of his continuous employment. After the first two years of continuous employment, notice of one week for each year of continuous employment, up to a maximum of twelve weeks’ notice, is required to be given. Venus may elect to make payment in lieu of providing the notice that is required under the new employment agreement.

A “Change in Control” applies after the date of the Merger, with the meaning provided in the 2019 Plan. The Merger will not constitute a Change in Control for purposes of his new employment agreement and no compensation or benefits will be payable to Mr. Sinay under his new employment agreement in relation to the Merger or any transaction occurring prior to or at the time of the Merger.

For purposes of Mr. Sinay’s 2019 new employment agreements, “good reason” means Mr. Sinay’s right to resign from employment with Venus after providing written notice to Venus sixty days after one or more of the following occurs without his consent, if such event remains uncured for thirty days after notice: (i) material reduction in his authority, duties and responsibilities as Chief Operating Officer; (ii) a material reduction in his base salary; or (iii) the failure of any entity that acquires all or substantially all assets in a Change in Control to assume Venus’ obligation under his employment agreement.

For purposes of Mr. Sinay’s 2019 employment agreements, “cause” means: (i) theft or falsification of any employment or Venus records committed by him that is not trivial in nature; (ii) malicious or willful, reckless disclosure by him of Venus’ confidential or proprietary information; (iii) commission by him of any immoral or illegal act or any gross or willful misconduct, where a majority of the non-employee members of Venus’ board of directors reasonably determines that such act or misconduct has (A) seriously undermined the ability of Venus’ board of directors to entrust him with important matters or otherwise work effectively with him, (B) contributed to Venus’ loss of significant revenues or business opportunities, and/or (C) significantly and detrimentally affected the business or reputation of Venus or any of its subsidiaries; and/or (iv) the willful failure or refusal by him to follow the reasonable and lawful directives of Venus’ board of directors, provided such failure or refusal continues after his receipt of reasonable notice in writing of such failure or refusal and an opportunity of not less than thirty (30) days to correct the problem. For purposes of this definition, no act, or failure to act, on his part is considered to be “willful” unless it is done, or omitted to be done, by him without a good faith belief that his action or omission was in, or not opposed to, the best interests of Venus.

The description of Mr. Sinay’s employment agreement is not complete and is subject to and qualified in its entirety by reference to his employment agreement, a copy of which is attached as Exhibit 10.18 hereto and is incorporated herein by reference.

(d) Appointment of New Directors

Pursuant to the Merger Agreement, effective as of the effective time the Merger, the size of the Company’s board of directors was increased to nine members consisting of two members designated by the Company, who are Fredric Moll, M.D. and Keith Sullivan, and seven members designated by Venus, who are Domenic Serafino, Scott Barry, who will be Chairman of the Board, Louise Lacchin, Juliet Tammenoms Bakker, Anthony Natale, M.D., Fritz LaPorte and Garheng Kong, M.D. Biographical information regarding the Company’s newly appointed directors is set forth under the caption “Management Following the Merger” in the Registration Statement and is incorporated herein by reference.

The Company’s board of directors approved a standard form of indemnity agreement for use with directors and executive officers, a copy of which is attached as Exhibit 10.19 hereto and incorporated herein by reference. Each of the new directors and newly appointed executive officers has entered into the Company’s standard form of indemnity agreement with the Company.

Class Designations

At the effective time of the Merger, the board of directors is divided into three classes, to be divided as follows:

Class I: Domenic Serafino, Juliet Tammenoms Bakker and Keith Sullivan

Class II: Louise Lacchin, Anthony Natale, M.D. and Fred Moll, M.D.

Class III: Scott Barry, Fritz LaPorte and Garheng Kong, M.D.

Committees

Audit Committee

At the effective time of the Merger, Louise Lacchin, Fritz LaPorte, Anthony Natale, M.D. and Fredric Moll, M.D. were appointed to the audit committee of the Company’s board of directors, and Louise Lacchin was appointed as the chair of the audit committee.

Compensation Committee

At the effective time of the Merger, Fritz LaPorte, Louise Lacchin and Anthony Natale, M.D. were appointed to the compensation committee of the Company’s board of directors, and Fritz LaPorte was appointed as the chair of the compensation committee.

Nominating and Corporate Governance Committee

At the effective time of the Merger, Scott Barry, Garheng Kong, M.D. and Juliet Bakker were appointed to the nominating and corporate governance committee of the Company’s board of directors, and Garheng Kong, M.D. was appointed as the chair of the nominating and corporate governance committee.

Non-Employee Director Compensation Policy

The board of directors are eligible to participate in the Company’s non-employee director compensation policy.

Pursuant to the Merger Agreement, the Company assumed the Venus Concept Ltd. 2010 Israeli Employee Share Option Plan (the “2010 Plan”). Additionally, the Venus Concept Inc. 2019 Incentive Award Plan, formerly the Restoration Robotics, Inc. 2017 Incentive Award Plan, which has been renamed pursuant to the stockholders’ approval at the Annual Meeting (the “2019 Plan”), became effective as of the effective time of the Merger.

The foregoing description of the 2010 Plan and the 2019 Plan is not complete and is qualified in its entirety by reference to the full text of the 2010 Plan and the 2019 Plan, copies of which are attached hereto as Exhibit 10.20 and Exhibit 10.21, respectively, and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting the Company’s stockholders approved an amendment to the amended and restated certificate of incorporation of the Company to effect the Reverse Stock Split of the Common Stock, and an amendment to effect the Name Change (the “Charter Amendment”).

Immediately following the effective time of the Merger, the Company filed the Charter Amendment with the Secretary of State of the State of Delaware to effect the Reverse Stock Split and the Name Change. As a result of the Reverse Stock Split, the number of issued and outstanding shares of the Common Stock immediately prior to the Reverse Stock Split was reduced to a smaller number of shares, such that every fifteen shares of Common Stock held by a stockholder immediately prior to the Reverse Stock Split, including shares of Common Stock issued to Venus stockholders in connection with the Merger, were combined and reclassified into one share of Common Stock. After giving effect to the Reverse Stock Split and the issuance of the shares in the Concurrent Financing, there were approximately 29.7 million shares of the Company’s Common Stock outstanding.

No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number, and each stockholder who would otherwise be entitled to a fraction of a share of common stock upon the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) is, in lieu thereof, entitled to receive a cash payment determined by multiplying the average closing price per share of common stock on the Nasdaq Global Market on November 7, 2019, which was the date immediately preceding the split effective time, by the fraction of a share of common stock to which each stockholder would otherwise be entitled.

The Company adopted amended and restated By-laws that reflect the Name Change.

The foregoing descriptions of the amendment to the Company’s amended and restated certificate of incorporation and by-laws is not complete and are subject to and qualified in their entirety by reference to the amendment to the Company’s amended and restated certificate of incorporation and the Company’s amended and restated By-laws, copies of which are attached as Exhibit 3.1 and Exhibit 3.2, hereto and are incorporated herein by reference.

Item 5.05 Amendments to the Registrants Code of Ethics, or Waiver of a Provision of the Code of Ethics

In connection with the Merger, the Company’s board of directors adopted a code of business conduct and ethics (the “Code”). The Code superseded the Company’s existing code of business conduct and ethics previously adopted by its board of directors. The Code applies to all directors, officers and employees of the Company.

The existing code was refreshed and updated in connection with the Merger to conform the Code to reflect current best practices and enhance Company personnel’s understanding of the Company’s standards of ethical business practices, promote awareness of ethical issues that may be encountered in carrying out an employee’s or director’s responsibilities, and improve its clarity as to how to address ethical issues that may arise. The updates include clarifications and enhancements to the descriptions of the purposes of the Code, compliance with law matters, policies regarding maintenance of the Company’s corporate records and compliance standards and procedures of the Code.

The newly adopted Code did not result in any explicit or implicit waiver of any provision of the Company’s code of business conduct and ethics in effect prior to the adoption of the Code. The foregoing description of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, a copy of which is attached hereto as Exhibit 14.1 and incorporated herein by reference.

Item 8.01. Other Events.

On November 7, 2019, the Company issued a press release announcing, among other things, the completion of the Merger, the Reverse Stock Split, the Name Change and the Concurrent Financing. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of Venus required by Item 9.01(a) as an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)    Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)    Exhibits.

The following exhibits are filed herewith.

Exhibit No.	Description

2.1*	Agreement and Plan or Merger and Reorganization, dated March 15, 2019, by and among Restoration Robotics, Inc., Radiant Merger Sub Ltd., and Venus Concept Ltd. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 011-38238), filed on March 15, 2019).

2.2*	Amendment No. 1, dated August 14, 2019, to the Agreement and Plan of Merger and Reorganization, dated March 15, 2019, by and among Restoration Robotics, Inc., Radiant Merger Sub Ltd., and Venus Concept Ltd. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38238) filed on August 20, 2019).

2.3*	Second Amendment to the Agreement and Plan of Merger and Reorganization, dated as of October 31, 2019, by and among Restoration Robotics, Inc., Radiant Merger Sub Ltd. and Venus Concept Ltd. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38238) filed on October 31, 2019).

3.1	Certificate of Amendment of Certificate of Incorporation of the Registrant.

3.2	Amended and Restated By-laws of the Registrant.

4.1	Form of 2019 Warrant.

4.2	Form of Madryn Warrant.

4.3	Form of Solar Warrant.

10.1	Securities Purchase Agreement, dated November 3, 2019, by and among Restoration Robotics, Inc., Venus Concept Ltd. and certain investors listed therein.

10.2	Registration Rights Agreement, dated November 7, 2019, by and between the Company and certain investors listed therein.

10.3	Madryn Credit Agreement, dated October 11, 2016, by and among Venus Concept Ltd., Venus Concept USA, Inc., Venus Concept Canada Corp., Madryn Health Partners, LP, as administrative agent, and certain of its affiliates, as lenders.

10.4	U.S. Security Agreement, dated October 11, 2016, executed by Venus Concept USA Inc. and Venus Concept Inc., in favor of Madryn Health Partners L.P., for the benefit of Madryn Health Partners, L.P., Madryn Health Partners (Cayman Masters), LP.

10.5	First Amendment to Credit Agreement and Investment Documents, dated May 25, 2017, by and among Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Ltd. and Madryn Health Partners, LP, as administrative agent, and certain of its affiliates, as lenders.

10.6	Second Amendment to Credit Agreement and Consent Agreement, dated February 15, 2018, by and among Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Ltd. and Madryn Health Partners, LP, as administrative agent, and certain of its affiliates, as lenders.

10.7	Third Amendment to Credit Agreement and Waiver, dated August 14, 2018, by and among Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Ltd. and Madryn Health Partners, LP, as administrative agent, and certain of its affiliates, as lenders.

10.8	Fourth Amendment to Credit Agreement, dated January 11, 2019, by and among Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Ltd. and Madryn Health Partners, LP, as administrative agent, and certain of its affiliates, as lenders.

10.9	Fifth Amendment to Credit Agreement, dated March 15, 2019, by and among Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Ltd. and Madryn Health Partners, LP, as administrative agent, and certain of its affiliates, as lenders.

10.10	Six Amendment to Credit Agreement and Consent, dated April 25, 2019, by and among Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Ltd. and Madryn Health Partners, LP, as administrative agent, and certain of its affiliates, as lenders.

10.11	Seventh Amendment to Credit Agreement, Consent and Waiver, dated June 25, 2019, by and among Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Ltd. and Madryn Health Partners, LP, as administrative agent, and certain of its affiliates, as lenders.

10.12	Omnibus Amendment and Waiver, dated July 26, 2019, by and among Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Ltd. and Madryn Health Partners, LP, as administrative agent, and certain of its affiliates, as lenders.

10.13	Ninth Amendment to Credit Agreement, dated August 14, 2019, by and among Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Ltd. and Madryn Health Partners, LP, as administrative agent, and certain of its affiliates, as lenders.

10.14	Tenth Amendment to Credit Agreement, Consent and Joinder Agreement, dated November 7, 2019, by and among Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Inc. and Madryn Health Partners, LP, as administrative agent, and certain of its affiliates, as lenders.

10.15	Registration Rights Agreement, dated November 7, 2019, by and between the Company and certain investors listed therein.

10.16+	Employment Agreement by and between Venus Concept Ltd. and Domenic Serafino, effective January 1, 2016.

10.17+	Employment Agreement by and between Venus Concept Ltd. and Domenic Della Penna, effective September 5, 2017.

10.18+	Employment Agreement by and between Venus Concept UK, Ltd. and Søren Maor Sinay, effective August 6, 2019.

10.19	Form of Indemnity Agreement between the Registrant and each of its directors and executive officers.

10.20+	Venus Concept Ltd. 2010 Israeli Employee Share Option Plan.

10.21+	Venus Concept Inc. 2019 Incentive Award Plan.

14.1	Code of Business Conduct and Ethics.

99.1	Press release dated November 7, 2019.

*	Previously filed
+	Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENUS CONCEPT INC.

Date: November 7, 2019	By:	/s/ Domenic Della Penna
Domenic Della Penna
Chief Financial Officer